UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2007

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2007, the Board of Directors ("Board") of Cyberonics, Inc. ("Company") adopted and approved the Amended and Restated New Employee Equity Inducement Plan ("Amended Plan"), which incorporates the following changes to the Company’s New Employee Equity Inducement Plan ("Plan"):

• Increases the maximum aggregate number of shares that can be issued under the Plan from 750,000 to 1,150,000;

• Authorizes the Company to grant bonus shares and shares of restricted stock, in addition to options on shares; and

• Permits grants to a new employee of up to 100,000 bonus shares, up to 300,000 restricted shares, and options on up to 300,000 shares (increased from 250,000 shares).

A copy of the Amended Plan, which provides for a term of 10 years from the date of approval by the Board, is attached as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

10.1 Amended and Restated New Employee Equity Inducement Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

April 30, 2007	By:	/s/ David S. Wise

Name: David S. Wise
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated New Employee Equity Inducement Plan